Exhibit 9 (ii) under Form N-1A
                                               Exhibit 10 under Item 601/Reg.S-k

                            Amendment #1 to EXHIBIT 1
                                       to
            Agreement for Fund Accounting, Shareholder Recordkeeping
                        and Custody Services Procurement

CONTRACT
DATE                 INVESTMENT COMPANY
                       Portfolios
                        Classes
12/20/95          FTI FUNDS

12/20/95               FTI Global Bond Fund

12/20/95               FTI International Equity Fund

12/20/95               FTI International Bond Fund

12/20/95               FTI Small Cap Equity Fund

8/5/98                 FTI Bond Fund

8/5/98                 FTI Municipal Bond Fund

8/5/98                 FTI Large Capitalization Growth Fund

8/5/98                 FTI Large Capitalization Growth and Income Fund



As revised:  August 5, 1998.